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                                                                   EXHIBIT 99.6


                        ENCOMPASS SERVICES CORPORATION

                         NOMINEE HOLDER CERTIFICATION


   The undersigned, a bank, broker, trustee, depositary or other nominee of rights (the "Rights") to purchase shares of common stock ("Common Stock") of Encompass Services Corporation (the "Company") pursuant to the Rights Offering
described and provided for in the Company's prospectus dated September   ,
2002, (the "Prospectus"), hereby certifies to the Company and to Mellon Bank, N.A., as Subscription Agent for such rights offering, that (1) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as defined in the Prospectus) on behalf of beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Stock pursuant to the over-subscription privilege (as defined in the Prospectus), listing separately below each such exercised basic subscription privilege and the corresponding over-subscription privilege (without identifying any such beneficial owner), and (2) each such beneficial owner's basic subscription privilege has been exercised in full:


 Number of Shares Owned
    (or Issuable upon                                     Number of Shares
   Conversion of Other     Right Exercised Pursuant    Subscribed For Pursuant
Securities Owned) on the     to Basic Subscription      to Over-Subscription
       Record Date                 Privilege                  Privilege
-------------------------  -------------------------  -------------------------

  1.

  2.

  3.

  4.

  5.

  6.

  7.

  8.

Provide the following information if applicable:

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Depository Trust Company ("DTC")
Participant Number

[PARTICIPANT]

By:
   --------------------------------
    Name:
    Title:

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DTC Basic Subscription Confirmation Number(s)